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                                                                    EXHIBIT 23.2

                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Protocol Systems, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-8 of Protocol Systems, Inc. to register 300,000 shares of common stock of Protocol Systems, Inc. of our report dated January 23, 1998, relating to the consolidated balance sheets of Protocol Systems, Inc. and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and all related financial statement schedules, which report appears in the December 31, 1997 Annual Report on Form 10-K of Protocol Systems, Inc.

                                /s/ KPMG Peat Marwick LLP
                                -------------------------
                                KPMG PEAT MARWICK LLP

Portland, Oregon
August 12, 1998